                                      REGISTRATION STATEMENT FILE NO. 333-221618

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM S-3/A


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         PRE-EFFECTIVE AMENDMENT NO. 1


                       BRIGHTHOUSE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                   06-0566090
                    (I.R.S. Employer Identification Number)


             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
                                 (980) 365-7100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       BRIGHTHOUSE LIFE INSURANCE COMPANY
                       C/O THE CORPORATION TRUST COMPANY
                               1209 ORANGE STREET
                            CORPORATION TRUST CENTER
                               NEW CASTLE COUNTY
                              WILMINGTON, DE 19801



                                 (302) 658-7581

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:
                                 Dodie C. Kent
                         Eversheds Sutherland (US) LLP
                         The Grace Building, 40th Floor
                          1114 Avenue of the Americas
                            New York, NY 10036-7703


AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION
                                   STATEMENT
       (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


   Large accelerated filer [ ]                                                   Accelerated filer [ ]
   Non-accelerated filer [X] (Do not check if a smaller reporting company)       Smaller reporting company [ ]
                                                                                 Emerging growth company [ ]




                                       CALCULATION OF REGISTRATION FEE
                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF            AMOUNT TO BE                                        AMOUNT OF
                                                       OFFERING PRICE       AGGREGATE
 SECURITIES TO BE REGISTERED           REGISTERED                                         REGISTRATION FEE(2)
                                                         PER UNIT(1)     OFFERING PRICE
Fixed Account Annuitization Options
with a Market Value Adjustment Cash     6,869,000      Not applicable   $6,869,000        $0
                    Out

======================================


1. Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.



2. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward approximately 6,869,000 of unsold securities, all of which are included in the fee table above, that were previously registered on the Form S-3 registration statement (File No. 333-201860), initially filed February 4, 2015 (as amended on December 7, 2015 to clarify registration fees) by MetLife Insurance Company USA (now known as Brighthouse Life Insurance Company). Because a filing fee of $787.20 was previously paid for the securities being carried forward to this Registration Statement, no filing fee is due in connection with those securities. The offering of securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statement (File No. 333-201860), initially filed February 4, 2015, by MetLife Insurance Company USA (now known as Brighthouse Life Insurance Company). Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       BRIGHTHOUSE LIFE INSURANCE COMPANY
                         BRIGHTHOUSE RETIREMENT ACCOUNT

                               LIQUIDITY BENEFIT

The Liquidity Benefit described in this prospectus is available only in conjunction with the Brighthouse Retirement Account Variable Annuity Contract (the "Contract") issued by Brighthouse Life Insurance Company (the "Company"). The Contract is available in connection with certain retirement Plans that qualify for special federal income tax treatment ("Qualified Contracts"). We may issue the Contract as an individual Contract or as a group Contract. When We issue a group Contract, You will receive a Certificate summarizing the Contract's provisions. For convenience, We refer to Contracts and Certificates as "Contracts." The Contract is not available to new purchasers. The specific features of the Contract and the Separate Account are disclosed in greater detail in the Contract prospectus.

The group Annuity Contract may be issued to Contract Owners on an allocated basis.


This prospectus explains:

   o   the Liquidity Benefit


   o   Brighthouse Life Insurance Company -- LIQUIDITY BENEFIT -- RISK (SEE
       PAGE 5)


   o   the Annuity Period

   o   Payment Options


   o   the surrender charge

   o   the market value adjustment


   o   other aspects of the Liquidity Benefit

The Liquidity Benefit may not be available in all states or to all purchasers of the Contract.


Your Contract is issued by the Company which is located at 11225 North Community House Road, Charlotte, NC 28277, telephone number 1-800-842-9406. Brighthouse Securities, LLC, 11225 North Community House Road, Charlotte, NC 28277, is the principal underwriter and distributor of the Contracts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



                        PROSPECTUS DATED APRIL 30, 2018

                               TABLE OF CONTENTS






                                                            PAGE
                                                           -----
Special Terms.............................................    3
Summary...................................................    5
The Insurance Company -- LIQUIDITY BENEFIT -- Risk........    5
The Annuity Contract and Your Retirement Plan.............    6
The Liquidity Benefit.....................................    6
  The Annuity Period......................................    6
  Allocation of Annuity...................................    6
  Fixed Annuity...........................................    7
  Liquidity Benefit (Benefit not available under 457
    Plans)................................................    7
Payment Options...........................................    8
  Election of Options.....................................    8
  Annuity Options.........................................    8
Miscellaneous Contract Provisions.........................    9


                                                           PAGE
                                                           -----
  Restrictions on Financial Transactions..................    9
  Misstatement............................................    9
Distribution of the Contracts.............................    9
Federal Tax Considerations................................   11
  Taxation of the Company.................................   11
  Information Regarding the Contracts.....................   11
Abandoned Property Requirements...........................   11
Information Incorporated by Reference.....................   11
Experts...................................................   12
  Independent Registered Public Accounting Firm...........   12
Appendix A: What You Need To Know If You Are A Texas
  Optional Retirement Program Participant.................  A-1

                                 SPECIAL TERMS
--------------------------------------------------------------------------------
In this prospectus, the following terms have the indicated meanings:


ACCUMULATION PERIOD -- The period before the commencement of Annuity Payments.

ACCUMULATION UNIT -- An accounting unit of measure used to calculate Contract Values before Annuity Payments begin.


ANNUITANT -- A person on whose life the Maturity Date depends and Annuity Payments are made.


ANNUITY -- Payment of income for a stated period or amount.

ANNUITY PAYMENTS -- A series of periodic payments (i) for life; (ii) for life with a minimum number of payments; (iii) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (iv) for a fixed period.

ANNUITY PERIOD -- The period following commencement of Annuity Payments.

BENEFICIARY (IES) -- The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant's, Annuitant's or Contract Owner's death, as applicable.

CASH SURRENDER VALUE -- The Contract Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.


CERTIFICATE -- If applicable, the document issued to Participants under a master group Contract. Any reference in this prospectus to the Contract includes the underlying Certificate.

CODE -- The Internal Revenue Code of 1986, as amended, and all related laws and regulations in effect during the term of this Contract.

COMPANY (WE, US, OUR) -- Brighthouse Life Insurance Company.

CONTRACT -- For convenience, means the Contract or Certificate, as applicable. For example, Contract Year also means Certificate Year.


CONTRACT OWNER -- The person named in the Contract (on the specifications page). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.


CONTRACT VALUE -- the value of the Accumulation Units in Your Account (or a Participant's Individual Account, if applicable) less any reductions for administrative charges.


CONTRACT DATE -- The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.


CONTRACT YEAR -- Twelve-month periods beginning with the Contract Date or any anniversary thereof.

FIXED ACCOUNT -- an account that consists of all of the assets under the Contract other than those in the Separate Account.

FIXED ANNUITY -- An Annuity payout option with payments which remain fixed as to dollar amount throughout the payment period and which do not vary with the investment experience of the Separate Account.


FUNDING OPTIONS -- The variable investment options to which Purchase Payments under the Contract may be allocated.


GENERAL ACCOUNT -- Comprised of the Company's assets, other than assets in its Separate Account and any other separate accounts it may maintain.

GOOD ORDER -- A request or transaction generally is considered in "Good Order" if it complies with Our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by Us of the instructions relating to the requested transaction in writing (or, when permitted, by telephone or Internet) along with all forms, information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes to the extent applicable to the transaction: Your completed application; Your Contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from any applicable Funding Options affected by the requested transaction; the signatures of all Contract Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that We may require, including any spousal or Joint Owner's consents. With respect to Purchase Payments, Good Order also generally includes receipt by Us of sufficient funds to effect the purchase. We may, in Our sole discretion, determine whether any particular transaction request is in Good Order, and We reserve the right to change or waive any Good Order requirement at any time. If You have any questions, You should contact Us or Your financial representative (where applicable) before submitting the form or request.

HOME OFFICE -- The Home Office of Brighthouse Life Insurance Company, 11225 North Community House Road, Charlotte, NC 28277, or any other office that We may designate for the purpose of administering the Contract. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

INDIVIDUAL ACCOUNT -- An account which Accumulation Units are credited to a Participant or Contract Owner under the Contract.

MATURITY DATE -- The date on which the Annuity Payments are to begin.


PAYMENT OPTION -- An Annuity or income option elected under Your Contract.


PLAN -- For a group Contract, the Plan or the arrangement used in a retirement Plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403(b) or 457 of the Code.


PREMIUM TAX -- The amount of tax, if any, charged by the state or municipality.

PURCHASE PAYMENTS -- The premium payment(s) applied to the Contract less any Premium Taxes (if applicable).


QUALIFIED CONTRACT -- A Contract used in a retirement Plan or program that is intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.


SEPARATE ACCOUNT -- A segregated account, the assets of which are invested solely in the Underlying Funds. The assets of the Separate Account are held exclusively for the benefit of Contract Owners.


SUBACCOUNT -- that portion of the assets of a Separate Account that is allocated to a particular Underlying Fund.


UNDERLYING FUND -- A portfolio of an open-end management investment company that is registered with the SEC in which the Subaccounts invest.

VARIABLE ANNUITY -- An Annuity payout option providing for payments varying in amount in accordance with the investment experience of the assets held in the underlying securities of the Separate Account.

WRITTEN REQUEST -- Written instructions or information sent to Us in a form and content satisfactory to Us and received in Good Order at Our Home Office.

YOU, YOUR -- "You", depending on the context, may be the Certificate holder, participant or the Contract Owner and a natural person, a trust established for the benefit of a natural person, or a charitable remainder trust, or a Plan (or the employer purchaser who has purchased the Contract on behalf of the Plan).

                                    SUMMARY
--------------------------------------------------------------------------------

This prospectus describes the Liquidity Benefit, a feature available under the Brighthouse Retirement Account Variable Annuity Contract, which is funded by Brighthouse Separate Account Eleven for Variable Annuities. The Variable Annuity Contract is registered with the SEC. The Contract is used with:


   o   qualified pension and profit-sharing Plans


   o tax-deferred Annuity Plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers)


   o   individual retirement accounts


The Company issues the Contract. Purchase Payments made under the Contract and directed to the Fixed Account option become a part of the Company's General Account. Purchase Payments may also be allocated to one or more of the Separate Account Funding Options. The Variable Annuity Contract and underlying mutual funds are described in separate prospectuses. Please read all prospectuses carefully.

When You annuitize Your Contract, You have the ability to choose whether to receive regular payments ("Annuity Payments") on a variable or fixed basis. If You choose a Fixed Annuity that guarantees payments for a minimum period of time ("period certain"), You may take a lump sum payment (equal to a portion of all of the value of the remaining payments) any time after the first Contract Year. (This is known as the "Liquidity Benefit".) THERE IS A 5% SURRENDER CHARGE APPLIED TO THE LUMP SUM AMOUNT WITHDRAWN PURSUANT TO THE LIQUIDITY BENEFIT. In addition, if You do take a withdrawal under the Liquidity Benefit, We calculate the amount due to You based on the present value of the remaining period certain payments using a current interest rate. This calculation may result in a market value adjustment applied to Your withdrawal. Market value adjustments can be either positive or negative.



               THE INSURANCE COMPANY -- LIQUIDITY BENEFIT -- RISK

--------------------------------------------------------------------------------

Brighthouse Life Insurance Company is a stock life insurance company originally chartered in Connecticut in 1863 and currently subject to the laws of the State of Delaware. Prior to March 6, 2017, Brighthouse Life Insurance Company was known as MetLife Insurance Company USA. The Company is licensed to conduct business in all states of the United States, except New York, and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a subsidiary of, and controlled by, Brighthouse Financial, Inc. ("Brighthouse Financial"), a publicly-traded company. Prior to August 4, 2017, the Company was a subsidiary of, and controlled by, MetLife, Inc. On that date, MetLife Inc. distributed 80.8% of the common stock of Brighthouse Financial to MetLife Inc.'s shareholders and Brighthouse Financial became a separate publicly-traded company. Brighthouse Financial, through its subsidiaries and affiliates, is a major provider of life insurance and annuity products in the U.S.

Benefit amounts, including any Liquidity Benefits, are paid from Our General Account and are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments and are not guaranteed by Our parent company, Brighthouse Financial, or any other party. We issue other Annuity Contracts and life insurance policies where We pay all money We owe under those Contracts and policies from Our General Account. The Company's General Account is not segregated or insulated from the claims of the Company's creditors. We are regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product. The Company's financial statements include a further discussion of risks inherent within the Company's General Account investments. (See "Information Incorporated by Reference"). A market value adjustment may increase or decrease the amount payable upon the exercise of the Liquidity Benefit. The Liquidity Benefit is subject to a 5% surrender charge.


The Company's Home Office is located at 11225 North Community House Road, Charlotte, NC 28277. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

                 THE ANNUITY CONTRACT AND YOUR RETIREMENT PLAN
--------------------------------------------------------------------------------
If You participate through a retirement Plan or other group arrangement, the Contract may provide that all or some of Your rights or choices as described in this prospectus are subject to the Plan's terms. For example, limitations on Your rights may apply to the availability of the Liquidity Benefit.


The Contract may provide that a Plan Administrative fee will be paid by making a withdrawal from Your Contract Value during the Accumulation Period. Also, the Contract may require that You or Your Beneficiary obtain a signed authorization from Your employer or Plan Administrator to exercise certain rights. We may rely on Your employer's or Plan Administrator's statements to Us as to the terms of the Plan or Your entitlement to any amounts. We are not a party to Your employer's retirement Plan. We will not be responsible for determining what Your Plan says. You should consult the Contract and Plan document to see how You may be affected. If You are a Texas Optional Retirement Program Participant, please see Appendix A for specific information which applies to You.




                             THE LIQUIDITY BENEFIT
--------------------------------------------------------------------------------

The Liquidity Benefit is available only in conjunction with the purchase of a Brighthouse Retirement Account Variable Annuity Contract issued by the Company. The Contract is available as an individual or group Contract. Participants under the Brighthouse Retirement Account are issued Certificates summarizing the provisions of the group Contract. For convenience, We refer to both individual Contract Owners and Participants as Contract Owners.



THE ANNUITY PERIOD


MATURITY DATE

Under the Contract, You can receive regular payments ("Annuity Payments"). You can choose the month and the year in which those payments begin ("Maturity Date"). You can also choose among income payouts (Annuity options) or elect a lump-sum distribution. While the Annuitant is alive, You can change Your selection any time up to the Maturity Date. Annuity Payments will begin on the Maturity Date stated in the Contract unless (1) You fully surrendered the Contract; (2) We paid the proceeds to the Beneficiary before that date; or (3) You elected another date. Annuity Payments are a series of periodic payments
(a) for life; (b) for life with either a minimum number of payments or a specific amount assured; or (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor. We may require proof that the Annuitant is alive before Annuity Payments are made. Not all options may be available in all states. The Annuity Payment Options are described in greater detail in the section titled "Payment Options."

You may choose to annuitize at any time after You purchase Your Contract. Unless You elect otherwise, the Maturity Date will be the Annuitant's 90th birthday or ten years after the effective date of the Contract, if later. This requirement may be changed by Us.

At least 30 days before the original Maturity Date, You may elect to extend the Maturity Date to any time prior to the Annuitant's 90th birthday, or to a later date with Our consent. You may use certain Annuity options taken at the Maturity Date to meet the minimum required distribution requirements of federal tax law, or You may use a program of withdrawals instead. These mandatory distribution requirements take effect generally upon the death of the Contract Owner, or with certain Qualified Contracts upon either the later of the Contract Owner's attainment of age 70 1/2 or year of retirement. You should seek independent tax advice regarding the election of minimum required distributions.


ALLOCATION OF ANNUITY

You may elect to receive Your Annuity Payments in the form of a Variable Annuity, a Fixed Annuity, or a combination of both. If, at the time Annuity Payments begin, You have not made an election, We will apply Your Contract Value to provide an Annuity funded by the same Funding Options as You have selected during the Accumulation Period. At least 30 days before the Maturity Date, You may transfer the Contract Value among the Funding Options in order to change the basis on which We will determine Annuity Payments.

ANNUITIZATION CREDIT. This credit is applied to the Contract Value used to purchase one of the Annuity options described below. The credit equals 0.5% of Your Contract Value if You annuitize during Contract Years 2-5, 1% during Contract Years 6-10, and 2% after Contract Year 10. There is no credit applied to Contracts held less than 1 year.

FIXED ANNUITY



You may choose a Fixed Annuity that provides payments that do not vary during the Annuity Period. Your Contract contains the tables We use to determine Your monthly Annuity Payments ("Life Annuity Tables"). The amount We apply to the tables will be the Contract Value as of the date Annuity Payments begin, less any applicable Premium Taxes not previously deducted.


The amount of Your monthly payment depends on the Annuity option You elected and the Annuitant's adjusted age. Your Contract contains the formula for determining the adjusted age. We determine the total monthly Annuity Payment by multiplying the benefit per $1,000 of value shown in the Contract tables by the number thousands of dollars of Contract Value You apply to that Annuity option.


Payout rates will not be lower than those shown in the Contract. If it would produce a larger payment, the first Fixed Annuity payment will be determined using the Life Annuity Tables in effect for the same class of Contract Owners on the Maturity Date.


If You have elected the Increasing Benefit Option, the payments will be calculated as above. However, the initial payment will be less than that reflected in the table and the subsequent payments will be increased by the percentage You elected.


LIQUIDITY BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS)



If You select any Annuity option that guarantees You payments for a minimum period of time ("period certain"), You may take a lump sum payment (equal to a portion or all of the value of the remaining payments) any time after the first Contract Year. THERE IS A SURRENDER CHARGE OF 5% OF THE AMOUNT WITHDRAWN UNDER THIS OPTION. THERE IS ALSO A MARKET VALUE ADJUSTMENT, WHICH CAN BE POSITIVE OR NEGATIVE.

For Fixed Annuity payments, We calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate used depends on the amount of time left in the Annuity option You elected. The current rate will be the same rate We would give someone electing an Annuity option for that same amount of time. If the period of time remaining is less than the minimum length of time which We offer a new Fixed Period (Term Certain) annuitization, then the interest rate will be the rate of return for that minimum length of time. If You request a percentage of the amount available during the period certain, We will reduce the amount of each payment during the rest of the period certain by that percentage. After the period certain expires, Your payments will increase to the level they would have been had no liquidation taken place.

The market value adjustment formula for calculating the present value described above for Fixed Annuity payments is as follows:


                                       n
                Present Value = E [Payments x (1/1 + iC)] t/365
                                     s = 1

Where

iC = the interest rate described above

n = the number of payments remaining in the Contract Owner's certain period at the time of request for this benefit

t = number of days remaining until that payment is made, adjusting for leap years.


                                 ILLUSTRATION:



Amount Annuitized   $12,589.80
Annuity Option      Life with 10 year certain period
Annuity Payments    $1,000 Annually -- first payment immediately


For the purposes of illustration, assume after two years (immediately preceding the third payment), You choose to receive full liquidity, and the current rate of return that We are then crediting for 8 year Fixed Period (Term Certain) annuitizations is 4.00%. The total amount available for liquidity is calculated as follows:

   1000 + (1000/1.04) + (1000/1.04)2 + (1000/1.04)3 + (1000/1.04)4 +
   (1000/1.04)5 + (1000/1.04)6 + (1000/1.04)7 = $7002.06

The surrender penalty is calculated as 5% of $7,002.06, or $350.10.

The net result to You after subtraction of the surrender penalty of $350.10 would be $6,651.96.

You would receive no more payments for 8 years. After 8 years, if You are still living, You will receive $1,000 annually until Your death.



                                PAYMENT OPTIONS
--------------------------------------------------------------------------------
ELECTION OF OPTIONS


While the Annuitant is alive, You can change Your Annuity option selection any time up to the Maturity Date. Once Annuity Payments have begun, no further elections are allowed.

During the Annuitant's lifetime, if You do not elect otherwise before the Maturity Date, We will pay You (or another designated payee) the first of a series of monthly Annuity Payments based on the life of the Annuitant, in accordance with Annuity Option 2 (Life Annuity with 120, 180 or 240 monthly payments assured). (See below for a description of each option.) For certain Qualified Contracts, Annuity Option 4 (Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee) will be the automatic option as described in the Contract.

The minimum amount that can be placed under an Annuity option will be $2,000 unless We agree to a lesser amount. If any monthly periodic payment due is less than $100,We reserve the right to make payments at less frequent intervals, or to pay the Contract Value in a lump-sum.

On the Maturity Date, We will pay the amount due under the Contract in accordance with the Payment Option that You select. You may choose to receive a single lump-sum payment. You must elect an option in writing, in a form satisfactory to the Company. Any election made during the lifetime of the Annuitant must be made by the Contract Owner.


ANNUITY OPTIONS



Subject to the conditions described in "Election of Options" above, We may pay all or any part of the Cash Surrender Value under one or more of the following Annuity options. Payments under the Annuity options are generally made on a monthly basis. We may offer additional options. Where required by state law or under a qualified retirement Plan, the Annuitant's sex will not be taken into account in calculating Annuity Payments. Annuity rates will not be less than the rates guaranteed by the Contract at the time of purchase for the assumed investment return and option elected. Due to underwriting, administrative or Code considerations, the choice of percentage reduction and/or the duration of the guarantee period may be limited.

Your income payment amount will depend upon Your choices. For lifetime options, the age and sex (where permitted) of the measuring lives (Annuitants) will also be considered. For example, if You select an Annuity option guaranteeing payments for Your lifetime and Your spouse's lifetime, Your payments will typically be lower than if You select an Annuity option with payments over only Your lifetime. Annuity options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant is alive (such as Options 2, as defined below) result in payments that are smaller than with Annuity options without such a guarantee (such as Option 1, Option 3 or Option 4, as defined below). In addition, to the extent the Annuity options have a guarantee period, choosing a shorter guarantee period will result in each payment being larger. Generally, if more than one frequency is permitted under Your Contract, choosing less frequent payments will result in each Annuity Payment being larger.


Option 1 -- Life Annuity -- No Refund. The Company will make Annuity Payments during the lifetime of the Annuitant, terminating with the last payment preceding death. While this option offers the maximum periodic payments, there is no assurance of a minimum number of payments nor a provision for a death benefit for Beneficiaries.

Option 2 -- Life Annuity with 120, 180 or 240 Monthly Payments Assured. The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months, as elected, payments will be continued during the remainder of the period to the Beneficiary designated.

Option 3 -- Joint and Last Survivor Life Annuity -- No Refund. The Company will make Annuity Payments during the lifetime of the Annuitant and a second person. When either person dies, We will continue making payments to the survivor. No further payments will be made following the death of the survivor. There is no assurance of a minimum number of payments, nor is there a provision for a death benefit upon the survivor's death.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee. The Company will make Annuity Payments during the lifetimes of the Annuitant and a second person. One of the two persons will be designated as the primary payee. The other will be designated as secondary payee. On the death of the secondary payee, if survived by the primary payee, the Company will continue to make monthly Annuity Payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, the Company will continue to make Annuity Payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee. No further payments will be made once both payees have died.

Option 5 -- Payments for a Fixed Period (Term Certain). We will make periodic payments for the period selected. Please note that Option 5 may not satisfy the minimum required distribution rules for Qualified Contracts. Consult a tax adviser before electing this option.

Option 6 -- Other Annuity Options. We will make any other arrangements for Annuity Payments as may be mutually agreed upon.



                       MISCELLANEOUS CONTRACT PROVISIONS
--------------------------------------------------------------------------------
RESTRICTIONS ON FINANCIAL TRANSACTIONS


Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require Us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about You and Your Contract to government regulators.


MISSTATEMENT


We may require proof of age of the Owner, Beneficiary or Annuitant before making any payments under this Contract that are measured by the Owner's, Beneficiary's or Annuitant's life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.

Once Annuity Payments have begun, any overpayments or underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, We are required to pay interest on any underpayments.



                         DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------

Brighthouse Securities, LLC ("Brighthouse Securities") is the principal underwriter and distributor of the securities offered through this prospectus. Prior to March 6, 2017, the principal underwriter and distributor of the Contracts was MetLife Investors Distribution Company. Both the Company and Brighthouse Securities are indirect, wholly-owned subsidiaries of Brighthouse Financial. Brighthouse Securities, which is Our affiliate, also acts as the principal underwriter and distributor of some of the other Annuity Contracts and Variable Annuity Contracts and Variable life insurance policies We and Our affiliated companies issue. We reimburse Brighthouse Securities for expenses Brighthouse Securities incurs in distributing the Contracts (e.g. commissions payable to the retail broker-dealers who sell the Contracts). Brighthouse Securities does not retain any fees under the Contracts.

Brighthouse Securities' principal executive offices are located at 11225 North Community House Road, Charlotte, NC 28277. Brighthouse Securities is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.

The Contracts are sold through unaffiliated broker-dealers under the Exchange Act and members of FINRA. The Contracts may also be sold through the mail, the Internet or by telephone. The Company no longer actively offers the Contracts to new purchasers, but it continues to accept Participants from existing Contracts and Purchase Payments from existing Contract Owners and Plan Participants.

There is no front-end sales load deducted from Purchase Payments to pay sales commissions. We generally pay compensation as a percentage of Funding Options invested in the Contract. Alternatively, We may pay lower compensation on Funding Options but pay periodic asset-based compensation based on all or a portion of the Contract Value. The amount and timing and compensation may vary depending on the selling agreement but is not expected to exceed 7.5% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 1.50% annually of average Contract Value (if asset-based compensation is paid to registered representatives).

We may make payments to Brighthouse Securities that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for Brighthouse Securities' management team and other expenses of distributing the Contracts. Brighthouse Securities' management team and financial representatives also may be eligible for non-cash compensation items that We may provide jointly with Brighthouse Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Broker-dealers pay their financial representatives all or a portion of the commissions received for their sales of the Contracts. Some firms may retain a portion of commissions. The amount that the broker-dealer passes on to its financial representatives is determined in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Financial representatives of these selling firms may also receive non-cash compensation pursuant to their firm's guidelines, directly from Us or the distributor. We and Our affiliates may also provide sales support in the form of training, sponsoring conferences, defraying expenses at vendor meetings, providing promotional literature and similar services. An unaffiliated broker-dealer or financial representative of an unaffiliated broker-dealer may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates. Ask Your financial representative (where applicable) from the unaffiliated broker-dealer for further information about what he or she and the broker-dealer for which he or she works may receive in connection with Your purchase of a Contract.

From time to time, We pay organizations, associations and non-profit organizations fees to sponsor Our Variable Annuity Contracts. We may also obtain access to an organization's members to market Our Variable Annuity Contracts. These organizations are compensated for their sponsorship of Our Variable Annuity Contracts in various ways. Primarily, they receive a flat fee from Us. We also compensate these organizations by funding their programs, scholarships, events or awards, such as a principal of the year award. We may also lease their office space or pay fees for display space at their events, purchase advertisements in their publications or reimburse or defray their expenses. In some cases, We hire organizations to perform administrative services for Us, for which they are paid a fee based upon a percentage of the account balances their members hold in the Contract. We also may retain finders and consultants to introduce Us to potential clients and for establishing and maintaining relationships between Us and various organizations. The finders and consultants are primarily paid flat fees and may be reimbursed for their expenses. We or Our affiliates may also pay duly licensed individuals associated with these organizations cash compensation for the sales of the Contracts.

ADDITIONAL COMPENSATION FOR SELECTED SELLING FIRMS. Brighthouse Securities has entered into distribution arrangements with certain selected unaffiliated selling firms. Under these arrangements, Brighthouse Securities may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which may be an annual flat fee or, in many cases, depends on cumulative periodic (usually quarterly) sales of Our insurance Contracts (including the Contracts) and may also depend on meeting thresholds in the sale of certain of Our insurance Contracts (other than the Contracts). They may also include payments We make to cover the cost of marketing or other support services provided for or by registered representatives who may sell Our products.

Introduction fees are payments to selling firms in connection with the addition of Our products to the selling firm's line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer Our products. Persistency payments are periodic payments based on account values of Our insurance Contracts (including Account Values of the Contracts) or other persistency standards. Preferred status fees are paid to obtain preferred treatment of the Contracts in selling firms' marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their financial representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms' financial representatives. Brighthouse Securities has entered into such distribution agreements with unaffiliated selling firms identified on Our website.

The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their financial representatives with an incentive to favor sales of the Contracts over other Annuity Contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. For more information about any such additional compensation arrangements, ask Your financial representative (where applicable).




                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------
TAXATION OF THE COMPANY


The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Liquidity Benefit under the Contracts will be owned by the Company. The income earned on such assets will be the Company's income.


INFORMATION REGARDING THE CONTRACTS

Tax information regarding the Contracts/Certificates and distributions is briefly described in the accompanying Contract prospectus.


For Federal tax purposes, the term "spouse" refers to the person to whom you are lawfully married, regardless of sex. The term "spouse" generally will not include individuals who are in a registered domestic partnership or civil union not denominated as marriage under state or other applicable law.




                        ABANDONED PROPERTY REQUIREMENTS
--------------------------------------------------------------------------------

Every state has unclaimed property laws that generally declare non-ERISA ("Employee Retirement Income Security Act of 1974") Annuity Contracts to be abandoned after a period of inactivity of three to five years from the Contract's Maturity Date or the date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or You last resided, as shown on our books and records, or to our state of domicile. (Escheatment is the formal, legal name for this process.) However, the state is obligated to pay the death benefit (without interest) if Your Beneficiary steps forward to claim it with the proper documentation. To prevent Your Contract's proceeds from being paid to the state abandoned or unclaimed property office, it is important that You update Your Beneficiary designations, including addresses, if and as they change. Please call 1-800-343-8496 to make such changes.




                     INFORMATION INCORPORATED BY REFERENCE
--------------------------------------------------------------------------------

Under the Securities Act of 1933, the Company has filed with the SEC a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Company's annual report on Form 10-K was filed with the SEC on March 22, 2018 via EDGAR File No. 033-03094. The Form 10-K contains information for the period ended December 31, 2017, about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus.In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules such as current reports on Form 8-K furnished under Item 2.02 or Item 7.01.


There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.


If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct Your requests to the Company at, 11225 North Community House Road, Charlotte, NC, 28277. The telephone number is 1-800-842-9406. You may also access the incorporated reports and other documents at www.brighthousefinancial.com.


The Company files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.



                                    EXPERTS
--------------------------------------------------------------------------------
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Delaware law and the validity of the forms of the Contracts under Delaware law have been passed on by legal counsel for the Company.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Brighthouse Life Insurance Company and subsidiaries' Annual Report on Form 10-K, for the year ended December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A
--------------------------------------------------------------------------------
WHAT YOU NEED TO KNOW IF YOU ARE A TEXAS OPTIONAL RETIREMENT PROGRAM
                                  PARTICIPANT


If You are a Participant in the Texas Optional Retirement Program, Texas law permits Us to make withdrawals on Your behalf only if You die, retire or terminate employment in all Texas institutions of higher education, as defined under Texas law. Any withdrawal You ask for requires a written statement from the appropriate Texas institution of higher education verifying Your vesting status and (if applicable) termination of employment. Also, We require a written statement from You that You are not transferring employment to another Texas institution of higher education. If You retire or terminate employment in all Texas institutions of higher education or die before being vested, amounts provided by the state's matching contribution will be refunded to the appropriate Texas institution. We may change these restrictions or add others without Your consent to the extent necessary to maintain compliance with the law.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

Accountant's Fees and Expenses: $7,000

Legal Fees and Expenses: $13,761

Printing Expenses: $5,550

Registration Fee: $0


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to applicable provisions of the Registrant's by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter's distribution of the Contracts. The Registrant also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.


ITEM 16. EXHIBITS

(A)        Exhibits

EXHIBIT
NUMBER                DESCRIPTION
------                -----------


1.                    Distribution and Principal Underwriting Agreement.
                      (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)


1(a). Distribution and Principal Underwriting Agreement between MetLife Insurance Company of Connecticut and MetLife Investors Distribution Company (Incorporated herein by reference to Exhibit 3(i)(a) to the Registration Statement on Form N-4, File Nos. 333-200231/811-03365
                      filed April 8, 2009.)


1(b). Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17). Filed as Exhibit 1(a) with Registration Statement No. 333-218126 on Form S-3 on May 19, 2017 and incorporated herein by reference.)



1(c).                 Form of Brighthouse Securities, LLC Sales Agreement.
                      (Filed as Exhibit 1(b) with Registration Statement No. 333-218126 on Form S-3 on July 18, 2017 and incorporated herein by reference.)



2(a). Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1, File No. 333-138472 filed on November 7, 2006.)


2(b). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Agreement and Plan of Merger). (Incorporated herein by reference to Exhibit 1(b) to the Registration Statement on Form S-1, File No. 333-147912, filed on December 7, 2007).


2(c). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Certificate of Conversion, Certificate of Incorporation and Certificate of Redomestication from Connecticut). (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-201857, filed on February 4, 2015.)

EXHIBITNUMBER         DESCRIPTION
       ------         -----------


4. Contracts. (Incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-2 , File No. 033-33691 filed April 29, 1996.)


4(a). Company Name Change Endorsement. (Incorporated herein by reference to Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(a)(i).              Company Name Change Endorsement (6-E120-14).
                      (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-201857, filed on February 4, 2015.)


4(b).                 Merger Endorsement. (6--E48-07) December 7, 2007).
                      (Incorporated herein by reference to Exhibit 4(b) to the Registration Statement of Form S-1, File No. 333-14712, filed December 7, 2007.


4(c).                 Individual Retirement Annuity Qualification Rider.
                      L-22445 1-08. (Incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-1, File No. 033-33691, filed on April 9, 2008.)


4(d). Code Section 457(B) Rider for Eligible Plan of a Governmental or a Tax Exempt Employer. L-2246565 8-07. (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1 File No. 333-147912, filed on April 9, 2008).


4(e). 403(b) Nationwide Tax Sheltered Annuity Endorsement L-22487 (12/08). (Incorporated herein by reference to Exhibit 4(e) to Post-Effective Amendment No. 2 to MetLife of CT Separate Account Eleven for Variable Annuities Registration Statement on Form N-4, File No. 333-152189, filed April 6, 2010.)



4(f). Name Change Endorsement Brighthouse Life Insurance Company (effective 3-6-17). 5-E132-16. (Incorporated herein by reference to Exhibit 4(f) to Registrant's Registration Statement on Form S-3, File No. 333-221618, filed on November 16, 2017.)


5.                    Opinion re legality. (Filed herewith.)



8.                    None.


15.                   None.



23.                   Consent of Independent Registered Public Accounting Firm.
                      (Filed herewith.)




24.                   Powers of Attorney for Eric T. Steigerwalt, Myles J.
                      Lambert, Peter M. Carlson, John L. Rosenthal, Anant Bhalla, Conor E. Murphy and Lynn A. Dumais. (Filed herewith.)



25.                   None.


26.                   None.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

   i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

   iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

   iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 6, 2018.

BRIGHTHOUSE LIFE INSURANCE COMPANY
(Registrant)


                                     By: /s/ Gregory E. Illson
                                     ------------------------------------------
                                     Gregory E. Illson, Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 6, 2018.


/s/ Eric T. Steigerwalt*   Chairman of the Board, President and Chief
------------------------
                           Executive Officer and a Director
Eric T. Steigerwalt
/s/ Myles J. Lambert*      Director and Vice President
------------------------
Myles J. Lambert
/s/ Peter M. Carlson*      Director and Vice President
------------------------
Peter M. Carlson
/s/ John L. Rosenthal*     Director, Vice President and Chief Investment
------------------------
                           Officer
John L. Rosenthal
/s/ Anant Bhalla*          Director, Vice President and Chief Financial
------------------------
                           Officer
Anant Bhalla
/s/ Connor E. Murphy*      Director
------------------------
Connor E. Murphy
/s/ Lynn A. Dumais*        Vice President and Chief Accounting Officer
------------------------
Lynn A. Dumais

 *By: /s/ Michele H. Abate
      ------------------------------------------
    Michele H. Abate, Attorney-in-Fact
    April 6, 2018


*Brighthouse Life Insurance Company. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

                                 EXHIBIT INDEX


EXHIBIT

NUMBER                DESCRIPTION
------                -----------


5.                    Opinion re legality


23.                   Consent of Independent Registered Public Accounting Firm


24.                   Powers of Attorney